[EXECUTION VERSION]

NONQUALIFIED STOCK OPTION AGREEMENT
(TIME-VESTING)

THIS AGREEMENT (the “Agreement”) is made between Team Health Holdings, Inc., a Delaware corporation (hereinafter called the “Company”), and Leif M. Murphy (hereinafter called the “Participant”):
R E C I T A L S:
WHEREAS, the Company has adopted the Team Health Holdings, Inc. Amended and Restated 2009 Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee and the Board of Directors have determined that it would be in the best interests of the Company and its shareholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1. Grant of the Option. The Company hereby grants to the Participant, effective as of September 19, 2016 (the “Date of Grant”), the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 381,346 Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be the Fair Market Value on the Date of Grant (the “Option Price”), which was $32.61 per share. The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.
2.    Vesting.
(a)    Ordinary Vesting; Treatment Upon Certain Terminations of Employment. Subject to the Participant’s continued Employment with the Company, the Option shall vest and become exercisable with respect to thirty three and one-third percent (33.3%) of the Shares initially covered by the Option on each of the first, second, and third anniversaries of the Date of Grant (such anniversaries, the “Vesting Dates”). Notwithstanding the foregoing, in the event the Participant’s Employment is terminated (i) by the Company without Cause, (ii) due to the Participant’s resignation for Good Reason (either of (i) or (ii), a “Qualifying Termination”), in each case, prior to a Change in Control, or (iii) due to death or Disability at any time prior to any of the Vesting Dates, then the Option shall be deemed to vest on the termination date such that, after taking in account any previously vested portion of the Option, the Participant will have vested in an amount equal to the greater of (x) forty-two percent (42%) of the total number of Shares initially covered by the Option, and (y) the pro-rata portion of the total number of Shares initially covered by the Option calculated based on the portion of the three (3) year vesting period commencing on the Date of Grant and ending on the date of termination, measured on a daily basis.
At any time, the portion of the Option which has become vested and exercisable as described above (or pursuant to Section 2(c) below) is hereinafter referred to as the “Vested Portion”.

(b)    Change in Control. Notwithstanding any provisions of this Agreement or the Plan to the contrary, in the event of a Qualifying Termination that takes place following a Change in Control, the Option shall, to the extent not then vested and not previously forfeited, immediately become fully vested and exercisable. Additionally, in connection with any Change in Control, the provisions set forth in Section 3.6(f) of the employment agreement by and among the Participant, AmeriTeam Services, LLC and the Company, dated as of September 2, 2016, as may be amended from time to time (the “Employment Agreement”) are hereby incorporated by reference and shall apply to the Option.
(c)    Other Terminations of Employment. If the Participant’s Employment with the Company is terminated for any reason (other than those set forth in Sections 2(a) and (b)), the Option shall, to the extent not then vested, be canceled by the Company without consideration, and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a). Notwithstanding the foregoing, if the Participant materially breaches any of the restrictive covenants or other material terms set forth in the Employment Agreement, the entire Option (including, without limitation, the Vested Portion of the Option) shall be cancelled by the Company without consideration and no portion of the Option shall remain exercisable.
3.    Exercise of Option.
(a)    Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:
(i)     the eighth (8th) anniversary of the Date of Grant;
(ii)     one (1) year following the date of the Participant’s termination of Employment due to death or Disability;
(iii)     ninety (90) days following the date of the Participant’s termination of Employment by the Company without Cause or by the Participant for any reason; and
(iv)     the date of the Participant’s termination of Employment by the Company for Cause; and
(v)     the first date on which the Participant materially breaches any of the restrictive covenants or other material terms of the Employment Agreement.
For purposes of this Agreement, “Cause,” “Good Reason,” and “Disability” shall have the respective meanings ascribed to them in the Employment Agreement.

(b)    Method of Exercise.
(i)     Subject to Section 3(a), the Vested Portion of the Option may be exercised by either delivering to the Company at its principal office written notice of intent to so exercise or by providing such notice to the Company’s designated contact person for the Plan; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares, (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker, who has been either approved or, if applicable, designated by the Committee, to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate option price for the Shares being purchased, or (v) through a “net settlement” as described in Section 6(c) of the Plan. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
(ii)     Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.
(iii)     Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves. Notwithstanding the foregoing, the Company may elect to recognize the Participant’s ownership through uncertificated book entry.
(iv)     In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
4.    No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant.
5.    Legend on Certificates. To the extent applicable, the certificates representing the Shares purchased by exercise of the Option shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
6.     Transferability. The Option shall be subject to transfer restrictions as set forth in Section 15 of the Plan.

7.     Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.
8.     Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
9.     Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
10.     Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws.
11.     Option Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
12.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the day and year first above written.
Team Health Holdings Inc.

/s/ Steven E. Clifton
Name: Steven E. Clifton
Title: Executive Vice President and
General Counsel

Participant

/s/ Leif M. Murphy
Leif M. Murphy

[Signature Page – Murphy Time Option Sign-On Award Agreement]

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